Exhibit 99.1

Tornier Announces Pricing of Public Offering of Ordinary Shares

AMSTERDAM, May 9, 2013 – Tornier, N.V. (NASDAQ: TRNX), a global medical device company focused on providing surgical solutions to orthopaedic extremity specialists, announced today the pricing of a previously announced underwritten registered public offering of 7.0 million ordinary shares at a public offering price of $16.15 per ordinary share. The offering is expected to close on or about May 15, 2013.

Of the 7.0 million ordinary shares being sold in the offering, 4.5 million shares are being sold by Tornier and 2.5 million shares are being sold by certain existing shareholders. The selling shareholders include funds associated with affiliates of Warburg Pincus LLC and The Vertical Group, L.P. In addition, Tornier and the selling shareholders have granted the underwriters a 30-day option to purchase up to 1.05 million additional ordinary shares at the public offering price, less the underwriting discount.

Tornier expects to use the net proceeds from the sale of the newly issued shares for working capital, repayment and refinancing of debt and general corporate purposes, including clinical and product development, capital expenditures and the acquisition of technologies, products or businesses. Tornier will not receive any of the proceeds of the ordinary shares being sold by the selling shareholders.

J.P. Morgan Securities LLC and BofA Merrill Lynch are serving as joint bookrunning managers, and BMO Capital Markets, Wells Fargo Securities, William Blair & Company, LLC and SG Americas Securities, LLC are acting as co-managers for the offering.

A shelf registration statement relating to the sale of these securities has been filed with the Securities and Exchange Commission and has become effective. The ordinary share offering may be made only means of a prospectus and a related prospectus supplement, copies of which may be obtained by contacting: J.P. Morgan Securities LLC at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 866-803-9204 and BofA Merrill Lynch by mail at 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or by e-mail at dg.prospectus_requests@baml.com. This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Tornier

Tornier is a global medical device company focused on serving extremities specialists who treat orthopaedic conditions of the shoulder, elbow, wrist, hand, ankle and foot. The Company’s broad offering of over 100 product lines includes joint replacement, trauma, sports medicine, and ortho-biologic products through Tornier and OrthoHelix brands to treat the extremities, as well as joint replacement products for the hip and knee in certain international markets. Since its founding approximately 70 years ago, Tornier’s “Specialists Serving Specialists” philosophy has fostered a tradition of innovation, intense focus on surgeon education, and commitment to advancement of orthopaedic technology stemming from its close collaboration with orthopaedic surgeons and thought leaders throughout the world.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “would,” “continue,” “outlook,” “guidance,” “future,” “prospects,” other words of similar meaning or the use of future dates. Examples of forward-looking statements in this release include Tornier’s expectations regarding the offering, including the actual size or terms of the offering, the size of the underwriter’s option to purchase additional ordinary shares, whether or when the offering may be completed and its anticipated use of proceeds from the offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Tornier’s actual results to be materially different than those expressed in or implied by Tornier’s forward-looking statements. For Tornier, such uncertainties and risks include, among others, risks associated with the offering, Tornier’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of global economic conditions, the European sovereign debt crisis, and austerity measures, risks associated with Tornier’s international operations and expansion, risks associated with Tornier’s recent acquisition of OrthoHelix and subsequent integration activities, changes in Tornier’s arrangements with its distributors and independent sales agencies and transition to direct selling models in certain geographies and territories, the timing of regulatory approvals and introduction of new products, physician acceptance, endorsement, and use of new products; the effect of regulatory actions, changes in and adoption of reimbursement rates, potential product recalls, competitor activities, Tornier’s leverage and access to credit under its credit facility agreement, and the costs and effects of litigation and changes in tax and other legislation. More detailed information on these and other factors that could affect Tornier’s actual results are described in Tornier’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K. Tornier undertakes no obligation to update its forward-looking statements.

CONTACTS:

Tornier N.V.

Shawn McCormick

Chief Financial Officer

(952) 426-7646

shawn.mccormick@tornier.com

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